Exhibit 4.3

SHAREHOLDERS AGREEMENT OF

IHS HOLDING LIMITED

THIS SHAREHOLDERS AGREEMENT, dated as of [●] October 2021 (as it may be amended, amended and restated or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), is entered into by and among IHS Holding Limited, a private company currently incorporated in accordance with the laws of Mauritius (including any successors and assigns thereof, the “Company”), and each of the shareholders identified on Schedules 1 and 2 attached hereto (each an “Initial Locked-up Shareholder” and, together with the Locked-Up Transferees (as defined below), the “Locked-up Shareholders”).

WHEREAS, the Locked-up Shareholders understand that the Company is considering an initial public offering in the United States (the “Offering”) of ordinary shares in the Company (the “Shares”) and listing on the New York Stock Exchange, and have agreed to certain restrictions on their ability to sell or otherwise transfer their Subject Shares in order to facilitate the Offering.

WHEREAS, the Locked-up Shareholders and the Company have agreed that MTN and the Management Shareholders shall have certain preferential rights to sell its Shares as described in this Agreement.

WHEREAS, in order to facilitate the Offering, the Company intends to (a) be removed from the register of companies maintained by the Registrar of Companies in Mauritius and become registered by way of continuation as an exempted company limited by shares under the Companies Act of the Cayman Islands; and (b) redesignate all of the existing Class A ordinary shares and Class B ordinary shares of the Company as Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Locked-up Shareholders agree as follows:

Unless the context otherwise requires, capitalized terms used herein shall have the meaning given to them in Section 9.

1.	Preferential Sell-Down in the Offering and Over-Allotment Option.

(a)	The Locked-up Shareholders and the Company hereby agree that MTN shall have the right to sell all or a portion of the MTN Non-Voting Shares in the Offering and the Over-Allotment Option in preference to any sale of Shares by the other Locked-up Shareholders (provided that the MTN Non-Voting Shares shall be sold pro rata in the Offering and the Over-Allotment Option with respect to Shares held by the Management Shareholders in accordance with Section 1(b)) (the “MTN Preferential Arrangements”).

(b)	Management Shareholders shall be entitled to sell pro rata with MTN in the Offering and the Over-Allotment Option Shares equal to an aggregate amount which is no more than 0.5% of the total Shares to be outstanding following the Offering (the “Management Preferential Arrangements”). For the purposes of this Agreement, the number of Shares held by such Management Shareholders immediately prior to the Offering shall be deemed to consist of the number of Shares received by such Management Shareholders upon the Offering pursuant to the terms of the LTIP (excluding, for the avoidance of doubt, any shares subject to future vesting on performance or similar conditions).

(c)	Subject to the MTN Preferential Arrangements described in Section 1(a) and the Management Preferential Arrangements described in Section 1(b), all Locked-up Shareholders shall be entitled to participate in the Offering, including in the Over-Allotment Option, on a pro rata basis.

2.	Lock-Up.

(a)	The Locked-up Shareholders and the Company hereby agree, severally and not jointly, that, effective as of the date of the pricing of the Offering (the “Pricing Date”), each Locked-up Shareholder will not directly or indirectly: (a) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any of its Subject Shares, except:

(i)	during the period commencing on the date that is the day following six (6) months following the Pricing Date and ending on the date that is twelve (12) months following the Pricing Date (the “First Sale Period”):

A.	the Additional MTN Non-Voting Shares shall be Unblocked and MTN shall be entitled to sell all or a portion of the Additional MTN Non-Voting Shares in preference to any other Locked-up Shareholders in accordance with the procedures set forth in the Registration Rights Agreement; and

B.	after MTN has elected whether or not to sell its Additional MTN Non-Voting Shares (or a portion thereof) in priority to the other Locked-up Shareholders during the First Sale Period, each Locked-up Shareholder’s Pro Rata Share of the Block A Shares shall be Unblocked and may be sold by such Locked-up Shareholder. During the first eighteen (18) months following the Pricing Date, any Block A Shares and any Additional MTN Non-Voting Shares may only be sold by Locked-up Shareholders in one or more Registered Offerings. After the date that is eighteen (18) months following the Pricing Date, any Block A Shares and the Additional MTN Non-Voting Shares may be sold without restriction, subject to compliance with securities laws. Any such sales of Block A Shares and the Additional MTN Non-Voting Shares shall be permitted addition to, and without limiting, any other sales of Shares permitted at the applicable time under the other provisions of this Agreement.

For the avoidance of doubt:

(1)	nothing in Section 2(a)(i)(A) shall prevent one or more Locked-up Shareholders from requesting a Demand Registration (as such term is defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement prior to the date on which MTN makes an election whether or not to sell any of its Additional MTN Non-Voting Shares in a registered offering; and

(2)	any Locked-Up Shareholder (other than MTN) may include in any request for a Demand Registration or a request for inclusion in a Demand Registration made in accordance with the terms of the Registration Rights Agreement a maximum number of shares equal to its Locked-up Shareholder’s Pro Rata Shares of the Block A shares assuming that the Additional Sold MTN Non-Voting Shares in the offering pursuant to such Demand Registration is equal to zero.

MTN shall make its election whether to sell all or a portion of the Additional MTN Non-Voting Shares in preference to any other Locked-up Shareholders in connection with each Demand Registration during the First Sale Period. MTN shall, no later than three Business Days prior to the date on which the price range prospectus is intended to be filed (as notified by the Company to MTN in a notice specifying such price range at least five Business Days prior to such filing; provided that the Company shall also notify MTN of an indicative price range at least eight Business Days prior to such filing) in connection with such Demand Registration, notify the Company and each of the other Locked-up Shareholders in writing whether it is exercising its priority sale right with respect to such offering, failing which MTN shall be deemed not to have exercised such right.

(ii)	during the period commencing on the date that is the day following twelve (12) months following the Pricing Date and ending on the date that is eighteen (18) months following the Pricing Date (the “Second Sale Period”), an additional 20% of the Post Greenshoe Shares (rounded up to the nearest whole share) (the “Block B Shares”) shall be Unblocked, and each Locked-up Shareholder may sell its Locked-up Shareholder’s Pro Rata Share (or any portion thereof) of the Block B Shares solely pursuant to a Registered Offering. After the date that is eighteen (18) months following the Pricing Date, Block B Shares may be sold without restriction, subject to compliance with securities laws. Any such sales of Block B Shares shall be permitted in addition to, and without limiting, any other sales of Shares permitted at the applicable time under the other provisions of this Agreement;

(iii)	during the period commencing on the date that is the day following eighteen (18) months following the Pricing Date and ending on the date that is twenty-four (24) months following the Pricing Date (the “Third Sale Period”), an additional 20% of the Post Greenshoe Shares (rounded up to the nearest whole share) (the “Block C Shares”) shall be Unblocked, each Locked-up Shareholder may sell its Locked-up Shareholder’s Pro Rata Share (or any portion thereof) of the Block C Shares solely pursuant to a Registered Offering. After the date that is twenty-four (24) months following the Pricing Date, Block C Shares may be sold without restriction, subject to compliance with securities laws. Any such sales of Block C Shares shall be permitted in addition to, and without limiting, any other sales of Shares permitted at the applicable time under the other provisions of this Agreement;

(iv)	during the period commencing on the date that is the day following twenty-four (24) months following the Pricing Date and ending on the date that is thirty (30) months following the Pricing Date (the “Final Sale Period”), an additional 20% of the Post Greenshoe Shares (rounded up to the nearest whole share) (the “Block D Shares”) shall be Unblocked, and each Locked-up Shareholder may sell its Locked-up Shareholder’s Pro Rata Share (or any portion thereof) of the Block D Shares without restriction, subject to compliance with securities laws. Any such sales of Block D Shares shall be permitted in addition to, and without limiting, any other sales of Shares permitted at the applicable time under the other provisions of this Agreement;

(v)	at any time after the date that is thirty (30) months following the Pricing Date (the period beginning on the Pricing Date until such date, the “Lock-up Period”) each Locked-up Shareholder may sell any remaining Subject Shares without restriction, subject to compliance with applicable securities laws.

(b)	The parties hereto acknowledge and agree that:

(i)	for the avoidance of doubt, and without prejudice to Section 2(a)(v), to the extent that a Locked-up Shareholder has remaining unsold:

A.	Block A Shares (or any portion thereof) during the First Sale Period, such Locked-up Shareholder shall be permitted to sell such unsold Block A Shares alongside its Block B Shares (or any portion thereof) during the Second Sale Period;

B.	Block A Shares and/or Block B Shares (or, in each case, any portion thereof) during the Second Sale Period, such Locked-up Shareholder shall be permitted to sell such unsold Block A Shares and/or Block B Shares (or, in each case, any portion thereof) alongside its Block C Shares (or any portion thereof) during the Third Sale Period; and

C.	Block A Shares, Block B Shares and/or Block C Shares (or, in each case, any portion thereof) during the Third Sale Period, such Locked-up Shareholder shall be permitted to sell such unsold Block A Shares, Block B Shares and/or Block C Shares (or, in each case, any portion thereof) alongside its Block D Shares (or any portion thereof) during the Final Sale Period.

For the purposes of this Section 2(b)(i) only:

A.	the “Block A Shares” shall be deemed to include the Additional MTN Non-Voting Shares;

B.	if the Management Shareholders receive the First Tranche Deferred Shares during the First Sale Period, the “Block A Shares” shall also be deemed to include the First Tranche Deferred Shares;

C.	if the Management Shareholders receive the First Tranche Deferred Shares during the Second Sale Period, the “Block B Shares” shall be deemed to include the First Tranche Deferred Shares; and

D.	if the Management Shareholders receive the Second Tranche Deferred Shares during the Third Sale Period, the “Block C Shares” shall be deemed to include the Second Tranche Deferred Shares.

(ii)	In respect of any Cutbacks: (i) the Company shall notify all Locked-up Shareholders of the intention to undertake any such Cutbacks promptly upon receiving notice from the Underwriters that a potential Cutback is being contemplated, and in any event prior to the commencement of any Cutback; and (ii) any Cutbacks to the Shares included in any Registered Offering shall be made on a pro rata basis by reference to (a) the number of Unblocked Shares such Locked-up Shareholder elects to sell in such Registered Offering (subject, in the First Sale Period, to the MTN Preferential Arrangements), or (b) in the case of the Offering and Over-Allotment Option, the number of Shares such Locked-up Shareholder elected to sell in the Offering and Over-Allotment Option (subject to the MTN Preferential Arrangements and the Management Preferential Arrangements).

(iii)	The foregoing restrictions are expressly agreed to preclude each of the Locked-up Shareholders from engaging, at any time during the Lock-up Period, in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Subject Shares in violation of the foregoing restrictions even if such Subject Shares would be disposed of by someone other than the Locked-up Shareholders. Such prohibited hedging or other transactions shall include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Subject Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Subject Shares.

(iv)	Notwithstanding anything to the contrary set forth in this Agreement or any of the agreements contemplated hereunder, none of the provisions of any such agreements shall in any way limit any Locked-up Shareholder (or any of its respective Affiliates) from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principalling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business, nor shall any restrictions contained in any such agreements apply to any shares (or any securities convertible into or exercisable or exchangeable for shares) held by any Locked-up Shareholder (or any of its respective Affiliates) other than the Subject Shares and only until such Subject Shares are subsequently transferred in a manner consistent with the terms hereof.

(c)	Notwithstanding the provisions of Sections 2(a) and 2(b), at any time following the Pricing Date any Locked-up Shareholder shall be entitled to distribute, transfer or otherwise dispose of any remaining Subject Shares to any of its Affiliates (each such transferee, a “Permitted Shareholder Transferee”), provided that, subject to Section 2(j), each Permitted Shareholder Transferee shall: (i) execute an Accession Agreement and agree to be bound by the terms of this Agreement applicable to such Locked-up Shareholder; and (ii) become subject to any applicable lock-up provisions in effect at the time of such distribution that would require such Permitted Shareholder Transferee to sign a lock-up in connection with such distribution, and provided further that each such distribution, transfer or disposal shall be carried out in accordance with applicable law and the distributing Locked-up Shareholder undertakes to and shall indemnify and hold the Company and each other Locked-up Shareholder harmless from and against all Losses (other than in relation to taxation) suffered or incurred by them in respect of, arising out of, or in any way connected with any failure by such Locked-up Shareholder to carry out such distribution, transfer or disposal in accordance with applicable law. In addition, no Locked-up Shareholder may transfer Subject Shares to a Permitted Shareholder Transferee during the period following the Pricing Date and prior to the end of the Final Sale Period unless such Permitted Shareholder Transferee accedes to the Registration Rights Agreement.

(d)	The Permitted Shareholder Transferees shall be deemed to include in addition, (i) in respect of MTN: (a) any entities controlled by MTN Group Limited; and (b) any shareholder of MTN Group Limited holding five percent (5%) or more of the outstanding share capital of MTN Group Limited at the time of the Offering notified by MTN to the Company in writing on or about the date of this Agreement; (ii) in respect of Wendel, (a) any entities controlled by Wendel SE and (b) the limited partners of Africa Telecom Towers S.C.S., notified by Wendel to the Company in writing on or about the date of this Agreement; and (iii) in respect of any other Locked-up Shareholder, any person notified by such Locked-up Shareholder to the Company in writing on or about the date of this Agreement.

(e)	Notwithstanding any other provision of this Agreement, the parties acknowledge and agree that if Wendel or ECP transfers any Subject Shares to a transferee other than an Affiliate in accordance with the provisions of this Agreement (including in the case of Wendel a limited partner of Africa Telecom Towers S.C.S.), the Subject Shares held by such transferee shall not be taken into account for the purposes of determining any director appointment rights pursuant to Section 4.

(f)	Notwithstanding the provisions of Sections 2(a) and 2(b), any Locked-up Shareholder (including any Locked-Up Transferee) shall be entitled to transfer its Subject Shares without restriction to any Person if at any time following the date of this Agreement such Locked-up Shareholder or any of its Affiliates reasonably determines, or is informed by a governmental authority, that it is or may become impermissible under applicable law for such Locked-up Shareholder to continue to hold any of its Subject Shares.

(g)	Notwithstanding the provisions of Sections 2(a) and 2(b), any Subject Shares held by a Locked-up Shareholder holding Subject Shares representing less than two percent (2%) of the Company’s Shares following the date that is twenty-four (24) months following the Pricing Date shall be Unblocked, and all restrictions in this Agreement as they apply to such Locked-up Shareholder shall be deemed to have lapsed on such date.

(h)	Notwithstanding the provisions of Sections 2(a) and 2(b), at any time following the date that is six (6) months following the Pricing Date, each Locked-up Shareholder (including, for the avoidance of doubt, any of its Permitted Shareholder Transferees) shall be entitled to sell its remaining Subject Shares (or any portion thereof) in one or more private transactions exempt from the registration requirements of the Securities Act (other than pursuant to Rule 144 thereunder), provided that (1) each purchaser in such private transaction executes: (i) an Accession Agreement and agrees to be bound by the terms of this Agreement applicable to such Locked-up Shareholder, (including, for the avoidance of doubt, the provisions of Section 2 applicable to such Locked-up Shareholder (and their respective Permitted Shareholder Transferees)); and (ii) an accession agreement to the Registration Rights Agreement and agrees to be bound by the terms of the Registration Rights Agreement applicable to such Locked-up Shareholder, and (2) the purchase price in such private transaction is equal to or greater than the lesser of (i) the last 30-day volume-weighted average price of the Shares on the New York Stock Exchange less ten percent (10%); and (ii) if the pricing of a Registered Offering has taken place within such 30-day period, the offering price in such Registered Offering (net of underwriting discount, fees and expenses).

(i)	Notwithstanding the provisions of Sections 2(a) and 2(b), following the date that is twenty-four (24) months following the Pricing Date, each Locked-up Shareholder that is still subject to the restrictions in this Agreement may distribute in kind up to fifty percent (50%) of its remaining Subject Shares to its direct or indirect shareholders or general partners or limited partners by way of one or more dividends or distributions provided that each such distribution shall be carried out in accordance with applicable law and the distributing Locked-up Shareholder undertakes to and shall indemnify and hold the Company and each other Locked-up Shareholder harmless from and against all Losses (other than in relation to taxation) suffered or incurred by them in respect of, arising out of, or in any way connected with any failure by such Locked-up Shareholder to carry out such distribution or dividend in accordance with applicable law. To the extent that Wendel or MTN consummates such a distribution:

(i)	Wendel Participation, an Affiliate of Wendel, shall execute an Accession Agreement and shall be bound by the terms of this Agreement to the extent Subject Shares are distributed to Wendel Participation;

(ii)	any shareholder of MTN Group Limited holding five percent (5%) or more of the outstanding share capital of MTN Group Limited at the time of the Offering, as notified by MTN to the Company in accordance with
Section (d), shall execute an Accession Agreement and agree to be bound by the terms of this Agreement, to the extent Subject Shares are distributed to such shareholder of MTN Group Limited;

(iii)	all other shareholders of Wendel or MTN that receive Subject Shares from Wendel or MTN (respectively, as applicable) pursuant to this Section 2(i) shall receive freely tradable Shares (other than restrictions arising by operation of law, including under the Securities Act). Any shareholders of Wendel or MTN that receive Subject Shares pursuant to this Section 2(i) will be subject to any applicable underwriter lock-up provisions in effect at the time of such distribution that would require such shareholders to sign a lock-up in connection with such distribution; and

(iv)	following the public announcement of any such distribution, neither Wendel nor MTN shall be required by the Company to enter into any additional lock-up agreement that would restrict any such distribution contemplated by this Section 2(i) or any sale of Shares.

(j)	Exceptions. Notwithstanding the restrictions set forth in Sections 2(a) and 2(b), each of the Locked-up Shareholders may (a) (subject to the MTN Preferential Arrangements and the Management Preferential Arrangements) participate in the Offering and the Over-Allotment Option and may transfer its Subject Shares to the underwriters pursuant to the Underwriting Agreement; and (b) subject to any other lock-up restrictions agreed to by that Locked-up Shareholder with the Underwriters in connection with the Offering or any other Registered Offering, at any time after the Offering transfer its Subject Shares:

(i)	to any beneficiary of such Locked-up Shareholder pursuant to a will, other testamentary document or intestate succession to the legal representatives, heirs, beneficiaries or immediate family members of such Locked-up Shareholder, provided that the donee or donees, beneficiary or beneficiaries, heir or heirs or legal representatives thereof execute an Accession Agreement and agree to be bound by the terms of this Agreement applicable to such Locked-up Shareholder, and provided further that any such transfer shall not involve a disposition for value;

(ii)	to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of such Locked-up Shareholder or the immediate family of such Locked-up Shareholder, provided that the trustee of the trust or the partnership or the limited liability company or other entity executes an Accession Agreement and agrees to be bound by the terms of this Agreement applicable to such Locked-up Shareholder, and provided further that any such transfer shall not involve a disposition for value;

(iii)	to any immediate family member or other dependent, provided that the transferee executes an Accession Agreement and agrees to be bound by the terms of this Agreement applicable to such Locked-up Shareholder, and provided further that any such transfer shall not involve a disposition for value;

(iv)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iii) above, provided that the transferee executes an Accession Agreement and agrees to be bound by the terms of this Agreement applicable to such Locked-up Shareholder;

(v)	as collateral in accordance with and subject to the terms and conditions of a loan agreement and any related pledge and security agreements, and following any subsequent transfer upon foreclosure on such collateral Subject Shares pledged in accordance with and subject to the terms and conditions of such loan agreement and any related pledge and security agreements, provided that each applicable lender party that forecloses on such collateral Subject Shares shall execute an Accession Agreement and agree to be bound by the terms of this Agreement applicable to such Locked-up Shareholder; provided, however, that if a transfer in accordance with this section (v) occurs, the Locked-up Shareholder shall provide the Company prior written notice informing it of any public filing, report or announcement made by or on behalf of the Locked-up Shareholder with respect thereto, and provided further that if such Locked-up Shareholder is required to file a report under the Exchange Act during the Lock-up Period, such Locked-up Shareholder shall include a statement in any such report to the effect that such transfer is in connection with such pledge;

(vi)	pursuant to an order of a court or regulatory agency or pursuant to a qualified domestic order or in connection with a divorce settlement, provided that the transferee executes an Accession Agreement and agrees to be bound by the terms of this Agreement applicable to such Locked-up Shareholder (to the extent permissible by law), and provided further that, if such Locked-up Shareholder is required to file a report under the Exchange Act, such Locked-up Shareholder shall include a statement in such report to the effect that the filing relates to the transfer of securities pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of Shares unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority;

(vii)	to the Company or its Affiliates upon death, disability or termination of employment, in each case, of such Locked-up Shareholder;

(viii)	to the Company (A) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option expiring during the Lock-up Period to purchase Shares granted by the Company pursuant to any employee benefit plans or arrangements described in the Pricing Disclosure Package and the Prospectus (each as defined in the Underwriting Agreement), where any Shares received by such Locked-up Shareholder upon any such exercise will be subject to the terms of this Agreement, or (B) for the purpose of satisfying any taxes (including estimated taxes) due as a result of the exercise of any option expiring during the Lock-up Period to purchase Shares or the vesting or settlement of any restricted stock or restricted stock unit awards granted by the Company pursuant to employee benefit plans or arrangements described in the Pricing Disclosure Package and the Prospectus (each as defined in the Underwriting Agreement), in each case on a “cashless,” “net exercise” or “net settled” basis, where any Shares received by such Locked-up Shareholder upon any such exercise or vesting or settlement will be subject to the terms of this Agreement, provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate the reason for such disposition and that such transfer of Shares was solely to the Company;

(ix)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Shares involving a change of control of the Company following the consummation of the transactions contemplated by the Underwriting Agreement, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such Locked-up Shareholder’s Shares shall remain subject to the provisions of this Agreement, and provided further that “change of control” as used herein, shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least fifty one percent (51%) of total voting shares of the Company.

In the case of each transfer or distribution pursuant to clauses (i) through (ix) above, no public reports or filings reporting a reduction in beneficial ownership of Shares of the Company shall be required or shall be voluntarily made by the Locked-up Shareholder during the Lock-up Period, unless such public report or filing is required under the Exchange Act.

(k)	The restrictions in Sections 2(a) and 2(b) may be waived or shortened, on a pro rata basis, among all Locked-up Shareholders by a sub-committee of the Board comprised of three (3) independent directors as determined under Rule 10A-3 under the Exchange Act, and any corresponding independence requirements of the New York Stock Exchange for audit committee members (the “Committee”). In determining whether to waive or shorten any restrictions in this Agreement, the Committee shall consider, among other things, market and trading conditions, non-binding guidance from the Locked-up Shareholders, and advice from a qualified investment bank with equity capital markets operations.

(l)	Each of the Locked-up Shareholders now has, and, except as contemplated by clauses 2(j)(i) through (ix) above, for the duration of this Agreement will have, good and marketable title to its Subject Shares, free and clear of all liens, encumbrances, and claims whatsoever. Each Locked-up Shareholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of its Subject Shares except in compliance with the foregoing restrictions in this Section 2.

(m)	The restrictions described in this Section 2 shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that no transfers occur under such plan in violation of this Agreement.

(n)	For each Offering, MTN and Wendel shall have the right to jointly nominate for appointment one bookrunner (any such bookrunner, a “Shareholder Bookrunner”), and the Company shall appoint such Shareholder Bookrunner, provided that the Shareholder Bookrunner shall work in good faith to coordinate with the other appointed bookrunners, and provided further that such other appointed bookrunners shall work in good faith to coordinate with the Shareholder Bookrunner.

(o)	Notwithstanding Sections 2(a) and 2(b), if the Management Shareholders receive:

(i)	the First Tranche Deferred Shares at any time during:

A.	the First Sale Period, then:

(1)	20% of the First Tranche Deferred Shares received by each Management Shareholder shall be Unblocked in the First Sale Period, and each Management Shareholder may sell such Unblocked Shares without restriction solely pursuant to a Registered Offering. After the date that is eighteen (18) months following the Pricing Date, such Unblocked Shares may be sold without restriction, subject to compliance with securities laws;

(2)	an additional 20% of the First Tranche Deferred Shares received by each Management Shareholder shall be Unblocked in the Second Sale Period, and each Management Shareholder may sell such Unblocked Shares solely pursuant to a Registered Offering. After the date that is eighteen (18) months following the Pricing Date, such Unblocked Shares may be sold without restriction, subject to compliance with securities laws;

(3)	an additional 20% of the First Tranche Deferred Shares received by each Management Shareholder shall be Unblocked in the Third Sale Period, and each Management Shareholder may sell such Unblocked Shares solely pursuant to a Registered Offering. After the date that is twenty-four (24) months following the Pricing Date, such Unblocked Shares may be sold without restriction, subject to compliance with securities laws;

(4)	an additional 20% of the First Tranche Deferred Shares received by each Management Shareholder shall be Unblocked in the Final Sale Period, and each Management Shareholder may sell such Unblocked Shares without restriction, subject to compliance with securities laws; and

(5)	at any time after the expiry of the Lock-up Period, each Management Shareholder may sell any remaining First Tranche Deferred Shares without restriction, subject to compliance with applicable securities laws;

B.	the Second Sale Period (but not during the First Sale Period), then:

(1)	40% of the First Tranche Deferred Shares received by each Management Shareholder shall be Unblocked in the Second Sale Period, and each Management Shareholder may sell such Unblocked Shares without restriction, solely pursuant to a Registered Offering. After the date that is eighteen (18) months following the Pricing Date, such Unblocked Shares may be sold without restriction, subject to compliance with securities laws;

(2)	an additional 20% of the First Tranche Deferred Shares received by each Management Shareholder shall be Unblocked in the Third Sale Period, and each Management Shareholder may sell such Unblocked Shares solely pursuant to a Registered Offering. After the date that is twenty-four (24) months following the Pricing Date, such Unblocked Shares may be sold without restriction, subject to compliance with securities laws;

(3)	an additional 20% of the First Tranche Deferred Shares received by each Management Shareholder shall be Unblocked in the Final Sale Period, and each Management Shareholder may sell such Unblocked Shares without restriction, subject to compliance with securities laws; and

(4)	at any time after the expiry of the Lock-up Period, each Management Shareholder may sell any remaining First Tranche Deferred Shares without restriction, subject to compliance with applicable securities laws;

(ii)	the Second Tranche Deferred Shares at any time during:

A.	the Third Sale Period, then:

(1)	60% of the Second Tranche Deferred Shares received by each Management Shareholder shall be Unblocked in the Third Sale Period, and each Management Shareholder may sell such Unblocked Shares without restriction, solely pursuant to a Registered Offering. After the date that is twenty four (24) months following the Pricing Date, such Unblocked Shares may be sold without restriction, subject to compliance with securities laws;

(2)	an additional 20% of the Second Tranche Deferred Shares received by each Management Shareholder shall be Unblocked in the Final Sale Period, and each Management Shareholder may sell such Unblocked Shares without restriction, subject to compliance with securities laws; and

(3)	at any time after the expiry of the Lock-up Period, each Management Shareholder may sell any remaining Second Tranche Deferred Shares without restriction, subject to compliance with applicable securities laws;

B.	the Final Sale Period (but not during the Third Sale Period), then:

(1)	80% of the Second Tranche Deferred Shares received by each Management Shareholder shall be Unblocked in the Final Sale Period, and each Management Shareholder may sell such Unblocked Shares without restriction, subject to compliance with securities laws; and

(2)	at any time after the expiry of the Lock-up Period, each Management Shareholder may sell any remaining Second Tranche Deferred Shares without restriction, subject to compliance with applicable securities laws.

For the avoidance of doubt:

(i)	the First Tranche Deferred Shares and the Second Tranche Deferred Shares shall constitute Subject Shares;

(ii)	save as expressly provided in Section 2(b)(i), the First Tranche Deferred Shares and the Second Tranche Deferred Shares shall not constitute Block A Shares, Block B Shares, Block C Shares or Block D Shares;

(iii)	any sales of any First Tranche Deferred Shares and/or Second Tranche Deferred Shares shall be permitted in addition to, and without limiting, any other sales of Shares permitted at the applicable time under the other provisions of this Agreement; and

(iv)	any First Tranche Deferred Shares and/or Second Tranche Deferred Shares included in any Registered Offering shall be subject to Cutbacks on a pro rata basis in accordance with Section 2(b)(iii).

3.	Representations and Warranties of the Company.

The Company represents and warrants to each Locked-up Shareholder that, as of the date hereof the Company is a corporation duly organized, validly existing and in good standing under the laws of Mauritius.

4.	Director Designation.

(a)	The majority of the Board shall, immediately prior to the Offering and at all times following the Offering, be comprised of directors who qualify as “independent directors” (or any such analogous term) under the rules of the New York Stock Exchange. For as long as the Locked-up Shareholders beneficially own, directly or indirectly, in the aggregate twenty percent (20%) or more of all issued and outstanding Shares, the Board will consist of a minimum of 5 and a maximum of 15 directors.

(b)	For so long as Wendel and its Affiliates beneficially own, directly or indirectly, in the aggregate at least ten percent (10%) of all issued and outstanding Shares, Wendel shall be entitled to designate one (1) director for nomination by the Board from time to time (the “Wendel Director”).

(c)	For so long as ECP and its Affiliates beneficially own, directly or indirectly, in the aggregate at least ten percent (10%) of all issued and outstanding Shares, ECP shall be entitled to designate one (1) director for nomination by the Board from time to time (the “ECP Director”).

5.	Vacancies and Replacements.

(a)	If Wendel ceases to have the right to designate the Wendel Director pursuant to Section 4(b) (a “Cessation in Designation Rights of Wendel”), then:

(i)	unless a majority of directors agree in writing that the Wendel Director shall not resign as a result of a Cessation in Designation Rights of Wendel, Wendel shall use its best efforts to cause the Wendel Director to offer to tender his or her resignation, and the Wendel Director so tendering a resignation shall resign within thirty (30) days from the date that Wendel incurs a Cessation in Designation Rights of Wendel. In the event the Wendel Director does not resign as a director by such time as is required by the foregoing, Wendel, the Company and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Company, shall thereafter take all Necessary Action to cause the removal of such individual as a director; and

(ii)	the vacancy or vacancies created by such resignation and/or removal shall be filled with one or more directors, as applicable, designated by the Board.

(b)	(i) Wendel shall have the sole right to request that the Wendel Director tender his or her resignation as a director of the Board, with or without cause at any time, by sending a written notice to such Wendel Director and the Company’s General Counsel stating the name of the Wendel Director or Wendel Directors whose resignation from the Board is requested (the “Wendel Removal Notice”). If the Wendel Director subject to such Wendel Removal Notice does not resign within thirty (30) days from receipt thereof by such Wendel Director, Wendel, the Company and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Company, shall thereafter take all Necessary Action to cause the removal of such Wendel Director from the Board (and such Wendel Director shall only be removed by the parties to this Agreement in such manner as provided herein).

(ii) Wendel shall have the exclusive right to designate a replacement Wendel Director for nomination or election by the Board to fill vacancies created as a result of not designating the Wendel Director initially or by death, disability, retirement, resignation, removal (with or without cause) of the Wendel Director (other than in the event such removal is as a result of a Cessation in Designation Rights of Wendel), or otherwise by designating a successor for nomination or election by the Board to fill the vacancy of the Wendel Director created thereby on the terms and subject to the conditions of Section 2.

(c)	If ECP ceases to have the right to designate to the ECP Director pursuant to Section 4(c) (a “Cessation in Designation Rights of ECP”), then:

(i)	unless a majority of directors agree in writing that the ECP Director shall not resign as a result of a Cessation in Designation Rights of ECP, ECP shall use its best efforts to cause the ECP Director to offer to tender his or her resignation, and the ECP Director so tendering a resignation shall resign within thirty (30) days from the date that ECP incurs a Cessation in Designation Rights of ECP. In the event the ECP Director does not resign as a director by such time as is required by the foregoing, ECP, the Company and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Company, shall thereafter take all Necessary Action to cause the removal of such individual as a director; and

(ii)	the vacancy created by such resignation and/or removal shall be filled with one director designated by the Board.

(d)	ECP shall have the sole right to request that the ECP Director tender his or her resignation as director of the Board, with or without cause at any time, by sending a written notice to such ECP Director and the Company’s General Counsel stating the name of the ECP Director whose resignation from the Board is requested (“ECP Removal Notice”). If the ECP Director subject to such ECP Removal Notice does not resign within thirty (30) days from receipt thereof by such ECP Director, ECP, the Company and the Board, to the fullest extent permitted by law and, with respect to the Board, subject to its fiduciary duties to the Company, shall thereafter take all Necessary Action to cause the removal of such ECP Director from the Board (and such ECP Director shall only be removed by the parties to this Agreement in such manner as provided herein).

(e)	ECP shall have the exclusive right to designate a replacement ECP Director for nomination or election by the Board to fill the vacancy created as a result of not designating the ECP Director initially or by death, disability, retirement, resignation, removal (with or without cause) of the ECP Director (other than in the event such removal is as a result of a Cessation in Designation Rights of ECP), or otherwise by designating a successor for nomination or election by the Board to fill the vacancy of the ECP Director created thereby on the terms and subject to the conditions of Section 2.

6.	Initial Directors.

The initial Wendel Director pursuant to Section 4 shall be Frank Dangeard. The initial ECP Director pursuant to Section 4 shall be Bryce Fort.

7.	Consent Rights.

For as long as the Locked-up Shareholders beneficially own, directly or indirectly, in the aggregate twenty percent (20%) or more of all issued and outstanding Shares, the Company shall not take, and shall cause its subsidiaries and any of the Company’s controlled Affiliates not to take, any of the following actions without the approval of a resolution passed by a simple majority of the votes cast by the holders of ordinary shares of the Company at a duly convened general meeting of the Company, provided that Locked-up Shareholders collectively holding at least twenty percent (20%) or more of all issued and outstanding Shares held by the Locked-up Shareholders in the aggregate vote in favor of such resolution:

(a)	entrance into, or a Material Revision of, any Equity Compensation Plan (including any long term incentive plan) of the Company, provided that such plan provides for the issuance of additional Shares in excess of one-half of one percent (0.5%) of the then-outstanding share capital of the Company (without regard to any “evergreen” provision contained therein);

(b)	the issuance of Shares, or of securities convertible into or exercisable for Shares, in any transaction or series of related transactions if (i) the Shares have, or will have upon issuance, voting power equal to or in excess of twenty percent (20%) of the voting power outstanding before the issuance of such Shares or of securities convertible into or exercisable for Shares, or (ii) the number of Shares to be issued is, or will be upon issuance, equal to or in excess of twenty percent (20%) of the number of Shares outstanding immediately prior to the issuance of the Shares or of securities convertible into or exercisable for Shares, provided that, notwithstanding the foregoing, consent pursuant to this Section 7 is not required for any such issuance involving (A) any public offering for cash, or (B) any bona fide private financing, if such financing involves a sale of Shares, for cash, at a price at least as great as the Minimum Price or securities convertible into or exercisable for Shares, for cash, if the conversion or exercise price is at least as great as the Minimum Price; and

(c)	prior to the issuance of Shares, or of securities convertible into or exercisable for Shares, in any transaction or series of related transactions if the number of Shares to be issued, or if the number of Shares into which the securities may be convertible or exercisable, exceeds either one percent (1%) of the number of Shares or one percent (1%) of the voting power outstanding immediately prior to the issuance, to: (i) any (A) director, (B) officer or (C) beneficial owner, directly or indirectly, of five percent (5%) or more of all issued and outstanding Shares (such holder, a “Substantial Securityholder” and, together with (A) and (B), a “Related Party”), (ii) a subsidiary, Affiliate or other immediate relative of a Related Party or (iii) any entity in which a Related Party has a substantial direct or indirect interest, provided that, notwithstanding the foregoing, if the Related Party involved in the transaction is classified as such solely because such person is a Substantial Securityholder, and if the issuance relates to a sale of Shares for cash at a price at least as great as the Minimum Price, consent pursuant to this Section 7 shall not be required unless the number of Shares to be issued, or unless the number of Shares into which the securities may be convertible or exercisable, exceeds either five percent (5%) of the number of Shares or five percent (5%) of the voting power outstanding immediately prior to the issuance.

8.	Shareholder Meetings.

The parties hereto acknowledge and agree that any two or more Locked-up Shareholders together holding at least twenty five percent (25%) in aggregate of all issued and outstanding Shares shall be entitled, by notice in writing to the Company, to request that additional business be included in the agenda for any general meeting of the Company and be subject to a vote by all shareholders of the Company. In order to be valid, any such notice shall be delivered by the relevant Locked-up Shareholders to the Company within twenty (20) Business Days of receipt by such Locked-up Shareholders of the notice convening such general meeting. The Company shall, within five (5) Business Days of receipt of any notice provided in accordance with this Section 8 and provided that such notice is not withdrawn, notify all of the shareholders of the Company of the additional agenda items for voting at the relevant general meeting.

9.	Definitions.

For purposes hereof:

(a)	“Accession Agreement” means an accession agreement to this Agreement substantially in the form set out in Schedule 3 (Form of Accession of Agreement).

(b)	“Additional MTN Non-Voting Shares” means the lesser of:

(i)	50% of the total number of MTN Non-Voting Shares held by MTN immediately prior to the Offering; and

(ii)	the total number of MTN Non-Voting Shares that remain after any sales of MTN Non-Voting Shares in the Offering and the Over-Allotment Option.

(c)	“Additional Sold MTN Non-Voting Shares” means the number of Additional MTN Non-Voting Shares sold in the First Sale Period.

(d)	“Affiliate” shall have the meaning given to it in Rule 405 under the Securities Act.

(e)	“Block A Shares” means the number of Shares (rounded up to the nearest whole share) equal to (i) 20% of the Post Greenshoe Shares, less (ii) the Additional Sold MTN Non-Voting Shares.

(f)	“Block B Shares” has the meaning given in Section 2(a)(ii).

(g)	“Block C Shares” has the meaning given in Section 2(a)(iii).

(h)	“Block D Shares” has the meaning given in Section 2(a)(iv).

(i)	“Board” means the board of directors of the Company.

(j)	“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

(k)	“Cessation in Designation Rights of ECP” has the meaning given in Section 5(c).

(l)	“Cessation in Designation Rights of Wendel” has the meaning given in Section 5(a).

(m)	“Committee” has the meaning given in Section 2(k).

(n)	“Company” has the meaning given in the Recitals.

(o)	“Continuing Provisions” means Sections 1, 2, 4, 5, 9 and 10, all of which shall survive the termination of this Agreement (for the avoidance of doubt, with respect to obligations accrued prior to the date of such termination only) in accordance with Section 10(q).

(p)	“control” has the meaning given to it in Rule 405 under the Securities Act and “controlled” and “controlling” shall be construed accordingly.

(q)	“Cutback” means (i) any reduction in the number of Shares included in any Registered Offering where the underwriters advise that the number of shares requested to be included in the applicable Registered Offering exceeds the number that can be sold without significantly adversely impacting the offering price; and (ii) any unsold Shares remaining after completion of a Registered Offering (if applicable).

(r)	“ECP” means Towers One Limited, Towers Two Limited, Towers Three Limited, ECPIV-IHS Limited, ECP IHS (Mauritius) Limited, Emerging Capital Associates III LLC and ECP Manager LP.

(s)	“ECP Director” has the meaning given in Section 4(c).

(t)	“ECP Removal Notice” has the meaning given in Section 5(d).

(u)	“Equity Compensation Plan” means a plan or other arrangement that provides for the delivery of equity securities (either newly issued or treasury shares) of the Company to any employee, director or other service provider as compensation for services. Any compensatory grant of options or other equity securities that is not made under a plan is an “equity-compensation plan” for these purposes. The following are not “equity-compensation plans” (even if the brokerage and other costs of the plan are paid for by the Company): (i) plans that are made available to shareholders generally, such as a typical dividend reinvestment plan, (ii) plans that merely allow employees, directors or other service providers to elect to buy shares on the open market or from the Company for their current fair market value, regardless of whether (A) the shares are delivered immediately or on a deferred basis or (B) the payments for the shares are made directly or by giving up compensation that is otherwise due (for example, through payroll deductions), (iii) an employment inducement award (including grants to new employees or in connection with a merger, acquisition or similar transaction) or a grant of options or other equity-based compensation as a material inducement to a person or persons being hired by the Company or any of its subsidiaries, or being rehired following a bona fide period of interruption of employment, (iv) conversion, replacement or adjustment of outstanding options or other equity-compensation awards issued in connection with any merger, acquisition or similar transaction, (v) any equity compensation plan acquired by the Company as a result of a merger, acquisition or other transaction, (vi) plans intended to meet the requirements of Section 401(a) of the Internal Revenue Code (for example, employee stock ownership plans), (vii) plans intended to meet the requirements of Section 423 of the Internal Revenue Code, (viii) Parallel Excess Plans and (ix) equity-compensation plans that provide non-U.S. employees with substantially the same benefits as a comparable Section 401(a) plan, Section 423 plan or Parallel Excess Plan that the Company provides to its U.S. employees, but containing features necessary to comply with applicable foreign tax law.

(v)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(w)	“Final Sale Period” has the meaning given in Section 2(a)(iv).

(x)	“First Sale Period” has the meaning given in Section 2(a)(i).

(y)	“First Tranche Deferred Shares” means the Shares representing, in aggregate, up to 1.25% of the entire issued share capital of the Company received by the Management Shareholders pursuant to the LTIP after 31 December of the calendar year in which the Offering occurs.

(z)	“immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

(aa)	“Initial Locked-up Shareholders” has the meaning given in the Recitals.

(bb)	“Initial Shares” means a number equal to the sum of all of the Locked-up Shareholder’s Initial Shares held by all Initial Locked-up Shareholders.

(cc)	“Lock-up Period” has the meaning given in Section 2(a)(v).

(dd)	“Locked-up Shareholder” has the meaning given in the Recitals.

(ee)	“Locked-up Shareholder’s Initial Shares” means:

(i)	in respect of any Initial Locked-up Shareholder other than (A) MTN or (B) any Management Shareholder, the number of Shares held by that Locked-up Shareholder immediately prior to the Offering less the number of Shares sold by that Locked-Up Shareholder in the Offering (including pursuant to the Over-Allotment Option);

(ii)	in respect of any Management Shareholder, such Management Shareholder’s portion of the total number of Shares to be received by the Management Shareholders upon the Offering pursuant to the terms of the LTIP (excluding, for the avoidance of doubt, any shares subject to future vesting on performance or similar conditions) less any Shares that such Management Shareholder has sold in the Offering (including pursuant to the Over-Allotment Option); and

(iii)	in respect of MTN, the number of Shares held by MTN immediately prior to the Offering less (A) the number of Shares sold by MTN in the Offering (including pursuant to the Over-Allotment Option); and (B) the number of Additional MTN Non-Voting Shares.

(ff)	“Locked-up Shareholder’s Post Greenshoe Shares” means:

(i)	in respect of any Initial Locked-up Shareholder other than (A) MTN or (B) any Management Shareholder, the number of Shares held by that Initial Locked-up Shareholder immediately prior to the Offering less the number of Shares sold by that Locked-Up Shareholder in the Offering (including pursuant to the Over-Allotment Option);

(ii)	in respect of any Management Shareholder, such Management Shareholder’s portion of the total number of Shares to be received by the Management Shareholders upon the Offering pursuant to the terms of the LTIP (excluding, for the avoidance of doubt, any shares subject to future vesting on performance or similar conditions) less any Shares that such Management Shareholder has sold in the Offering (including pursuant to the Over-Allotment Option); and

(iii)	in respect of MTN, the number of Shares held by MTN immediately prior to the Offering less the number of Shares sold by MTN in the Offering (including pursuant to the Over-Allotment Option).

(gg)	“Locked-up Shareholder’s Pro Rata Share” means, with respect to each Locked-up Shareholder, the percentage calculated as of each relevant calculation date as:

(i)	in respect of any Locked-up Shareholder other than (A) MTN, (B) any Management Shareholder or (C) any Locked-Up Transferee, a number equal to (x) (1) the number of Shares held by such Locked-up Shareholder immediately prior to Offering less (2) the number of Shares sold by that Locked-Up Shareholder in the Offering (including pursuant to the Over-Allotment Option) and (3) any Transferred Shares it has disposed of to Locked-Up Transferees as of the relevant calculation date, divided by (y) the Initial Shares;

(ii)	in respect of any Management Shareholder, a number equal to (A) (x) such Management Shareholder’s portion of the total number of Shares to be received by the Management Shareholders upon the Offering pursuant to the terms of the LTIP (excluding, for the avoidance of doubt, any shares subject to future vesting on performance or similar conditions), less (y) (1) any Shares that such Management Shareholder has sold in the Offering (including pursuant to the Over-Allotment Option) and (2) any Transferred Shares it has disposed of to Locked-Up Transferees as of the relevant calculation date, divided by (B) the Initial Shares;

(iii)	in respect of MTN, a number equal to (A) (x) the number of Shares held by MTN immediately prior to the Offering less (y) (1) the number of Shares sold by MTN in the Offering (including pursuant to the Over-Allotment Option), (2) the number of Additional MTN Non-Voting Shares and (3) any Transferred Shares it has disposed of to Locked-Up Transferees as of the relevant calculation date, divided by (B) the Initial Shares; and

(iv)	in respect of any Locked-Up Transferee, a number equal to (A) (x) the number of Shares it holds immediately after receiving the relevant Transferred Shares, less (y) any Transferred Shares it has disposed of to other Locked-Up Transferees as of the relevant calculation date, divided by (B) the Initial Shares.

A Locked-up Shareholder’s Pro Rata Share shall be recalculated (or calculated, in the case of a Locked-Up Transferee that is not already party to this Agreement) immediately after each transfer of ordinary Shares to a Locked-Up Transferee, in order to give effect to the transfer of sale rights pursuant to such transfer.

(hh)	“Locked-Up Transferee” means any person who receives Transferred Shares and is required to comply with the sell-down arrangements contained in this Agreement.

(ii)	“Losses” means any and all losses, liabilities, actions and claims, including charges, costs, damages, fines, penalties, interest and all legal and other professional fees and expenses including, in each case, all related taxes.

(jj)	“LTIP” means the Company’s long term incentive plan that was in place prior to the Offering.

(kk)	“Management Preferential Arrangements” has the meaning given in Section 1(b).

(ll)	“Management Shareholder” means each of the shareholders identified on Schedule 2 attached hereto.

(mm)	“Material Revision” of an Equity Compensation Plan means the following: (i) a material increase in the number of shares available under the plan (other than an increase solely to reflect a reorganization, sub-division of shares, merger, spin-off or similar transaction), (ii) if a plan contains a formula for automatic increases in the shares available or for automatic grants pursuant to a formula, each such increase or grant will be considered a revision requiring consent pursuant to Section 7 unless the plan has a term of not more than ten (10) years (such a plan, a “Formula Plan”), (iii) an expansion of the types of awards available under the plan, (iv) a material expansion of the class of employees, directors or other service providers eligible to participate in the plan, (v) a material extension of the term of the plan, (vi) a material change to the method of determining the strike price of options under the plan, including but not limited to a change in the method of determining “fair market value” from the closing price on the date of grant to the average of the high and low price on the date of grant and (vii) the deletion or limitation of any provision prohibiting repricing of options. Any curtailment, rather than expansion, of the scope of an Equity Compensation Plan is not a Material Revision thereof. Grants pursuant to a Formula Plan are (1) annual grants to directors of restricted stock having a certain dollar value and (2) “matching contributions,” whereby shares are credited to a participant’s account based upon the amount of compensation the participant elects to defer. If a plan contains no limit on the number of shares available and is not a formula plan, then each grant under the plan will be an Equity Compensation Plan regardless of whether the plan has a term of not more than ten (10) years (a “Discretionary Plan”). A requirement that grants be made out of treasury shares or repurchased shares will not, in itself, be considered a limit or pre-established formula so as to prevent a plan from being considered a Discretionary Plan.

(nn)	“Minimum Price” means a price that is the lower of: (i) the Official Closing Price immediately preceding the signing of the binding agreement or (ii) the average Official Closing Price for the five (5) trading days immediately preceding the signing of the binding agreement.

(oo)	“MTN” means Mobile Telephone Networks (Netherlands) B.V.

(pp)	“MTN Non-Voting Shares” means either the Class B ordinary shares of the Company held by MTN or the Shares redesignated from such Class B ordinary shares of the Company held by MTN immediately prior the Offering, as the context may require. For the avoidance of doubt, for the purposes of this Agreement, the MTN Non-Voting Shares shall be: (i) considered “Shares”; and (ii) included in the number of Shares held by MTN immediately prior to the Offering, and therefore included in all calculations relating to MTN’s holding of Shares immediately prior to the Offering.

(qq)	“MTN Preferential Arrangements” has the meaning given in Section 1(a).

(rr)	“Necessary Action” means, with respect to a specified result, all commercially reasonable actions required to cause such result that are within the power of a specified Person, including (i) voting or providing a written consent or proxy with respect to the equity securities owned by the Person obligated to undertake the necessary action, (ii) voting in favor of the adoption of shareholders’ resolutions and amendments to the organizational documents of the Company, (iii) executing agreements and instruments and (iv) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

(ss)	“Offering” has the meaning given in the Recitals.

(tt)	“Official Closing Price” of the Shares means the official closing price on the New York Stock Exchange immediately preceding the signing of a binding agreement to issue the securities. For example, if the transaction is signed after the close of the regular session at 4:00 pm Eastern Time on a Tuesday, then Tuesday’s official closing price is used. If the transaction is signed at any time between the close of the regular session on Monday and the close of the regular session on Tuesday, then Monday’s official closing price is used.

(uu)	“Over-Allotment Option” means the underwriters’ option to purchase additional Shares in connection with the Offering.

(vv)	“Parallel Excess Plan” means a plan that is a “pension plan” within the meaning of the Employee Retirement Income Security Act that is designed to work in parallel with a plan intended to be qualified under Internal Revenue Code Section 401(a) to provide benefits that exceed the limits set forth in Internal Revenue Code Section 402(g) (the section that limits an employee’s annual pre-tax contributions to a 401(k) plan), Internal Revenue Code Section 401(a)(17) (the section that limits the amount of an employee’s compensation that can be taken into account for plan purposes) and/or Internal Revenue Code Section 415 (the section that limits the contributions and benefits under qualified plans) and/or any successor or similar limitations that may hereafter be enacted. A plan will not be considered a Parallel Excess Plan unless (1) it covers all or substantially all employees of an employer who are participants in the related qualified plan whose annual compensation is in excess of the limit of Internal Revenue Code Section 401(a)(17) (or any successor or similar limits that may hereafter be enacted), (2) its terms are substantially the same as the qualified plan that it parallels except for the elimination of the limits described in the preceding sentence and the limitation described in the following clause (3), and (3) no participant receives employer equity contributions under the plan in excess of twenty five percent (25%) of the participant’s cash compensation.

(ww)	“Permitted Shareholder Transferee” has the meaning given in Section 2(c).

(xx)	“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity or organization, including a government or any subdivision or agency thereof.

(yy)	“Post Greenshoe Shares” means a number equal to the sum of all of the Locked-up Shareholder’s Post Greenshoe Shares held by all Initial Locked-up Shareholders.

(zz)	“Pricing Date” has the meaning given in Section 2(a).

(aaa)	“Registered Offering” means a registered offering in accordance with the terms of the Registration Rights Agreement.

(bbb)	“Registration Rights Agreement” means the Registration Rights Agreement, to be dated on or about the date of this Agreement, by and among the Company and each of the holders identified on Schedule A thereto.

(ccc)	“Related Party” has the meaning given in Section 7(c).

(ddd)	“Second Sale Period” has the meaning given in Section 2(a)(ii).

(eee)	“Second Tranche Deferred Shares” means the Shares representing, in aggregate, up to 1.25% of the entire issued share capital of the Company received by the Management Shareholders pursuant to the LTIP after 31 December of the calendar year following the calendar year in which the Offering occurs.

(fff)	“Securities Act” means the U.S. Securities Act of 1933, as amended.

(ggg)	“Shareholder Bookrunner” has the meaning given in Section 2(n).

(hhh)	“Shares” has the meaning given in the Recitals.

(iii)	“Subject Shares” means, (i) with respect to any Initial Locked-up Shareholder, any Shares owned, directly or indirectly, by any Initial Locked-up Shareholder immediately prior to the Offering, including (A) Shares issuable upon the exercise of options or warrants or any securities convertible into, exchangeable for or that represent the right to receive Shares or any substantially similar securities; and (B) any Shares received by any Management Shareholder pursuant to the LTIP (including, for the avoidance of doubt, any shares subject to future vesting on performance or similar conditions pursuant to the terms of the LTIP) and (ii) with respect any Locked-Up Transferee, any Shares it receives from a Locked-up Shareholder pursuant to a transaction requiring such Locked-Up Transferee to agree to the restrictions contained in this Agreement.

(jjj)	“Subsidiary” means with respect to any Person, any corporation, limited liability company, partnership, association, trust or other form of legal entity, of which (a) such first Person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board or others performing similar functions or (b) such first Person is a general partner or managing member (excluding partnerships in which such Person or any Subsidiary thereof does not have a majority of the voting interests in such partnership).

(kkk)	“Substantial Securityholder” has the meaning given in Section 7(c).

(lll)	“Third Sale Period” has the meaning given in Section 2(a)(iii).

(mmm)	“Transferred Shares” means Subject Shares that have been transferred in compliance with this Agreement.

(nnn)	“Unblocked” means actions taken by the Company with respect to Shares such that the Company’s registrar will no longer prevent such Shares from being registered on the public trading system in connection with a sale of Shares in accordance with this Agreement. For the avoidance of doubt, reference to such Shares being Unblocked shall not alter any status of such Shares as restricted securities (within the meaning of Rule 144 under the Securities Act) or other restrictions on transfer to which such shares may be subject by operation of law or regulation.

(ooo)	“Underwriting Agreement” means the Underwriting Agreement, to be dated the Pricing Date, by and among the Company, the Underwriters and the Selling Shareholders named on Schedule II thereto.

(ppp)	“Underwriters” means the Underwriters named on Schedule I to the Underwriting Agreement.

(qqq)	“Wendel” means Africa Telecom Towers S.C.S. and Oranje-Nassau Développement S.C.A., FIAR.

(rrr)	“Wendel Director” has the meaning given in Section 4(b).

(sss)	“Wendel Removal Notice” has the meaning given in Section 5(b).

(ttt)	“Wendel Participation” means [Wendel-Participations SE].

10.	General Provisions.

(a)	Amendments and Modification; Waiver of Compliance. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed on behalf of each of the Company and each of the Locked-up Shareholders. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(b)	Waiver. No failure on the part of either party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of either party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(c)	Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.

(d)	Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(e)	Entire Agreement. Except as otherwise provided herein (including with respect to the Registration Rights Agreement), this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and pre-empts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(f)	Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, the Locked-up Shareholders, the Management Shareholders and their respective successors and assigns. No Locked-up Shareholder or Management may assign or transfer any of its rights or obligations under this Agreement, whether in whole or in part, without the prior written consent of the Company, other than to Locked-Up Transferees or Affiliates.

(g)	Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and, unless there is evidence that it was received earlier, shall be deemed to have been given or delivered: (i) when delivered personally to the recipient; (ii) when sent by confirmed electronic mail or facsimile (or, in the case of electronic email, to the extent no failed delivery notice is received within 24 hours of sending) if sent during normal business hours of the recipient but, if not, then on the next Business Day; (iii) if sent by courier service (charges prepaid), then on the day the courier company has recorded the delivery; or (iv) if mailed to the recipient by first class mail, upon receipt thereof. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any other party subject to this Agreement at such address as indicated on Schedule 1 or Schedule 2 (as applicable), or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by providing prior written notice within seven Business Days of the change to the sending party as provided herein. The Company’s address is:

IHS Holding Limited
1 Cathedral Piazza
123 Victoria Street
London SW1E 5BP
United Kingdom
Attn: Group Legal
Email: grouplegal@ihstowers.com

or to such other address or to the attention of such other Person as the Company has specified by prior written notice to the sending party.

(h)	Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the immediately following Business Day.

(i)	Governing Law. This Agreement and any transaction contemplated in this Agreement (including issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement) shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of New York.

(j)	Mutual Waiver of Jury Trial. As a specifically bargained for inducement for each of the parties hereto to enter into this Agreement (after having the opportunity to consult with counsel), each party hereto expressly waives the right to trial by jury in any lawsuit or proceeding relating to or arising in any way from this Agreement or the matters contemplated hereby.

(k)	Consent to Jurisdiction and Service of Process. Each party hereto irrevocably submits to the non-exclusive jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan in the city, county and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each party hereto irrevocably waives the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Company agrees that service of process upon CT Corporation System at 28 Liberty Street, New York, New York 10005 (or such other address as the Company may notify to the Locked-up Shareholders), and written notice of said service to the Company shall be deemed in every respect effective service of process upon the Company in any such legal suit, action or proceeding. Each Locked-up Shareholder agrees that service of process by U.S. registered mail to such Locked-up Shareholder’s respective address set forth on Schedule 1 or Schedule 2 hereto (as applicable) (or such other address as the relevant Locked-up Shareholder may notify to the Company), and written notice of said service to the Company shall be deemed in every respect effective service of process upon such Locked-up Shareholder in any such legal suit, action or proceeding.

(l)	Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(m)	No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n)	Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o)	Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p)	Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Locked-up Shareholder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby. The Company shall use all reasonable efforts to facilitate the settlement of the shares to be sold pursuant to this Agreement. If required by the Company’s transfer agent in connection with a proposed sale of shares by a Locked-up Shareholder, the Company will use reasonable efforts to cause opinions of Company counsel to be delivered to the transfer agent, together with any authorization or direction letter from the Company, as required by the transfer agent to transfer shares without any restrictive legend.

(q)	Effectiveness and Termination. This Agreement shall only become effective and binding on the parties hereto upon the execution of the Underwriting Agreement. The parties hereto agree that this Agreement shall continue in full force and effect until:

(i)	in respect of a Locked-up Shareholder only, it ceases to hold any Shares;

(ii)	the Offering is not completed within 30 days of the date of the Underwriting Agreement;

(iii)	the Locked-up Shareholders cease to hold at least 20% of the entire issued share capital of the Company in aggregate; or

(iv)	only one Locked-up Shareholder holds Shares.

On termination of this Agreement the rights and obligations of the parties hereto shall cease save in respect of accrued rights and obligations and rights and obligations under the Continuing Provisions.

(r)	This Agreement shall terminate with no further force and effect if the Offering has not completed in accordance with the terms of the Underwriting Agreement.

[Signature Pages Follow]

IHS Holding Limited

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Towers One Limited

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Towers Two Limited

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Towers Three Limited

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

ECPIV-IHS Limited

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

ECP IHS (Mauritius) Limited

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Emerging Capital Associates III LLC

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

ECP Manager LP

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Africa Telecom Towers S.C.S.
represented by its general partner, Oranje-Nassau GP S.à r.l., itself represented by:

By:
Name:
Title: Manager

By:
Name:
Title: Manager

[Signature Page to the Shareholders’ Agreement]

Oranje-Nassau Développement S.C.A., FIAR
represented by its sole manager, Wendel Luxembourg S.A., itself represented by:

By:
Name:
Title: Director

By:
Name:
Title: Director

[Signature Page to the Shareholders’ Agreement]

ELQ Investors VIII Ltd

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Mobile Telephone Networks (Netherlands) B.V.

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

KOREA INVESTMENT CORPORATION, a statutory juridical corporation established under the Korea Investment Corporation Act of the Republic of Korea, acting in its capacity as agent of the Ministry of Economy and Finance of the Republic of Korea

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Warrington Investment Pte. Ltd.

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

International Finance Corporation

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

IFC Global Infrastructure Fund LP

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

AIIF2 Towers Mauritius

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V.

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Ninety One SA Proprietary Limited, in its capacity as investment manager and agent for and on behalf of Ninety One Fund Managers SA (RF) Proprietary Limited

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Ninety One Africa Frontier Private Equity Associate Fund LP
represented by its general partner, Ninety One Africa Frontier Private Equity Fund GP Limited

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Ninety One Africa Frontier Private Equity Fund LP
represented by its general partner, Ninety One Africa Frontier Private Equity Fund GP Limited

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Ninety One Africa Private Equity Fund 2 LP
represented by its general partner, Ninety One Africa Private Equity Fund 2 GP LP, acting through its general partner Ninety One Africa Private Equity Fund 2 GP Limited

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

UBC Services, Inc.

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

African Tower Investment Limited

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Sam Darwish

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Mohamad Darwish

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

William Saad

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Mustafa Tharoo

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Adam Walker

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Steve Howden

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

David Ordman

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Ayotade Oyinlola

By:
Name:
Title:

[Signature Page to the Shareholders’ Agreement]

Schedule 1

Initial Locked-Up Shareholders

1.	Towers One Limited, a private company limited by shares incorporated under the laws of Mauritius with registered number 169629, having its registered office at Sanne House, Bank Street, TwentyEight, Cybercity, Ebene, Mauritius.

2.	Towers Two Limited, a private company limited by shares incorporated under the laws of Mauritius with registered number 169619, having its registered office at Sanne House, Bank Street, TwentyEight, Cybercity, Ebene, Mauritius.

3.	Towers Three Limited, a private company limited by shares incorporated under the laws of Mauritius with registered number 171271, having its registered office at Sanne House, Bank Street, TwentyEight, Cybercity, Ebene, Mauritius.

4.	ECPIV-IHS Limited, a private company limited by shares incorporated under the laws of Mauritius with registered number 140590, having its registered office at Sanne House, Bank Street, TwentyEight, Cybercity, Ebene, Mauritius.

5.	ECP IHS (Mauritius) Limited, a private company limited by shares incorporated under the laws of Mauritius with registered number 106346, having its registered office at Sanne House, Bank Street, TwentyEight, Cybercity, Ebene, Mauritius.

6.	Emerging Capital Associates III LLC, a limited liability company incorporated under the laws of the State of Delaware, having its registered office at 1909K Street, NW, Suite 340, Washington, DC 20006.

7.	ECP Manager LP, a limited partnership organised and existing under the laws of the State of Delaware, having its registered office at 1909K Street, NW, Suite 340, Washington, DC 20006.

8.	Africa Telecom Towers S.C.S., a limited partnership (société en commandite simple) incorporated under the laws of the Grand Duchy of Luxembourg with registered number B191436, having its registered office at 5, rue Pierre d’Aspelt, 1142 Luxembourg, Grand Duchy of Luxembourg.

9.	Oranje-Nassau Développement S.C.A., FIAR, a partnership limited by shares (société en commandite par actions) incorporated under the laws of the Grand Duchy of Luxembourg with registered number B166568, having its registered office at 5, rue Pierre d’Aspelt, 1142 Luxembourg, Grand Duchy of Luxembourg.

10.	ELQ INVESTORS VIII LTD., a private limited company incorporated under the laws of England and Wales with registered number 09182214, having its registered office at Plumtree Court, 25 Shoe Lane, London, United Kingdom, EC4A 4AU, with a copy to: Thomas Kelly, e-mail: ###

11.	MOBILE TELEPHONE NETWORKS (NETHERLANDS) B.V., a company incorporated under the laws of The Netherlands (registered no. 52017508), whose registered office is at Westerdoksdijk 423, 1013 BX Amsterdam, The Netherlands with a copy to: MTN Group Limited, 216 14th Avenue, Fairland, Johannesburg, 2195, South Africa; e-mail: legalnotices@mtn.com.

12.	Korea Investment Corporation, a company incorporated under the laws of the Republic of South Korea with registered number 110171-0030334, having its registered office at 17-19th Floor, State Tower Namsan, 100 Toegye-ro, Jung-gu, Seoul 04631, Republic of South Korea.

13.	Warrington Investment Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore with registered number 201017858D, having its registered office at 168 Robinson Road, #37-01 Capital Tower, Singapore 068912, Singapore.

14.	International Finance Corporation, having its registered office at 2121 Pennsylvania Avenue, NW, Washington DC, United States of America.

15.	IFC Global Infrastructure Fund LP, a limited partnership existing and organised under the laws of England and Wales with registered number LP15359, having its registered office at 2121 Pennsylvania Avenue, NW Washington, DC 20433, United States.

16.	AIIF2 Towers Mauritius, a private company limited by shares incorporated under the laws of Mauritius with registered number 120243 C1/GBL, having its registered office at c/o IQ EQ Fund Services (Mauritius) Ltd, 33 Edith Cavell Street, Port-Louis 11324, Mauritius.

17.	Nederlandse Financierings-Maatschappij voor Ontwikkelingslanden N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands with registered number 002303905, having its registered office at Anna van Saksenlaan 71, 2593 HW The Hague, The Netherlands.

18.	Ninety One Fund Managers SA (RF) Proprietary Limited, a private company incorporated under the laws of South Africa with registered number (1987/04390/07), having its registered office at 36 Hans Strijdom Avenue, Foreshore, Cape Town, Western Cape 8001, South Africa.

19.	Ninety One Africa Frontier Private Equity Associate Fund LP, a limited partnership organised and existing under the laws of the Island of Guernsey with registered number 1032, having its registered office at 1st Floor, Dorey Court, Elizabeth Avenue, St Peter Port, Guernsey GY1 2HT.

20.	Ninety One Africa Frontier Private Equity Fund LP, a limited partnership organised and existing under the laws of the Island of Guernsey with registered number 1013, having its registered office at 1st Floor, Dorey Court, Elizabeth Avenue, St Peter Port, Guernsey GY1 2HT.

21.	Ninety One Africa Private Equity Fund 2 LP, a limited partnership organised and existing under the laws of the Island of Guernsey with registered number 2058, having its registered office 1st Floor, Dorey Court, Elizabeth Avenue, St Peter Port, Guernsey GY1 2HT.

22.	UBC Services Inc., having its registered office at Trident Chambers, P.O. Box 146, Road Town, Tortola, British Virgin Islands.

23.	African Tower Investment Limited, having its registered office at 1st Floor, Felix House, 24 Dr Joseph Riviere Street, Port Louis, Mauritius.

Schedule 2

Management Shareholders

1.	Sam Darwish, with professional address at 1st Floor, Felix House, 24 Joseph Riviere Street, Port Louis, Mauritius.

2.	Mohamad Darwish, with professional address at 1st Floor, Felix House, 24 Joseph Riviere Street, Port Louis, Mauritius.

3.	William Saad, with professional address at 1st Floor, Felix House, 24 Joseph Riviere Street, Port Louis, Mauritius.

4.	Mustafa Tharoo, with professional address at 1st Floor, Felix House, 24 Joseph Riviere Street, Port Louis, Mauritius.

5.	Adam Walker, with professional address at 1 Cathedral Piazza, 123 Victoria Street, London, SW1E 5BP, United Kingdom.

6.	Steve Howden, with professional address at 1 Cathedral Piazza, 123 Victoria Street, London, SW1E 5BP, United Kingdom.

7.	David Ordman, with professional address at 1st Floor, Felix House, 24 Joseph Riviere Street, Port Louis, Mauritius.

8.	Ayotade Oyinlola, with professional address at 1 Cathedral Piazza, 123 Victoria Street, London, SW1E 5BP, United Kingdom.

Schedule 3
Form of Accession Agreement

THIS ACCESSION AGREEMENT (this “Agreement”), dated as of [______, 2021], is entered into by [_____________], a [______________] (the “Joining Party”), and acknowledged by IHS Holding Limited, a private company currently incorporated in accordance with the laws of Mauritius (including any successors and assigns thereof, the “Company”).

Reference is made to that certain Shareholders Agreement, dated as of [_____], 2021 (the “Shareholders Agreement”), by and among the Company and each of the shareholders identified on Schedules 1 and 2 thereto (each an “Initial Locked-up Shareholder” and, together with the Locked-Up Transferees (as defined therein), the “Locked-up Shareholders”), as amended, amended and restated or otherwise modified from time to time. Capitalized terms used in this Agreement have the meanings assigned to them in the Shareholders Agreement.

Whereas, the Joining Party has acquired Subject Shares from [____________], which is designated as a Locked-up Shareholder under the Shareholders Agreement; and

Whereas, the Shareholders Agreement requires the Joining Party to enter into an accession agreement in the form of Schedule 3 thereto;

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Joining Party and the Company hereby agree for the benefit of the Company and the other Locked-up Shareholders as follows:

1.            The Joining Party and the Company hereby acknowledge, agree and confirm that, by the Joining Party’s execution of this Agreement, the Joining Party will be deemed to be a party to the Shareholders Agreement as a Locked-up Shareholder and, from and after the date hereof, shall have all of rights and the obligations of a Locked-up Shareholder thereunder as if it had executed the Shareholders Agreement (subject to section 2(e) thereof). The Joining Party hereby ratifies, as of the date hereof, and agrees to be legally bound by, all of the terms, provisions and conditions applicable to a Locked-up Shareholder contained in the Shareholders Agreement.

2.            The Joining Party hereby agrees to comply with the terms of the Shareholders Agreement.

3.            The address of the Joining Party for purposes of all notices and other communications under the Shareholders Agreement is: _______________, Attention: ________________ (Electronic mail address:___________).

4.            General Provisions.

a.	This Agreement may be executed in two or more counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic (e.g., “pdf”, “tif” or DocuSign) format, each of which when executed and delivered shall constitute an original but all of which when taken together shall constitute one contract.

b.	In connection with this Agreement and the transactions contemplated hereby, the Joining Party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

c.	On and after the date of this Agreement, each reference to the “Shareholders Agreement” or “this Agreement”, or words of like import referring to the Shareholders Agreement, shall refer to the Shareholders Agreement together with this Accession Agreement.

d.	This Agreement and any transaction contemplated in this Agreement (including issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement) shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law that would cause the application of the laws of any jurisdiction other than the State of New York.

e.	Each of the Locked-up Shareholders (other than the Joining Party) shall be a third-party beneficiary hereof.

IN WITNESS WHEREOF, each of the Joining Party and the Company has caused this Accession Agreement to be duly executed by its respective authorized representative, as of the day and year first above written.

Joining Party:

By:

Name:
Title:

Acknowledged:

IHS HOLDING LIMITED

By:

Name:
Title:

Very truly yours,

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

Confirmed and Agreed to:

IHS Holding Limited

By:
Name:
Title:
Date:

65